Exhibit 10.1
[ *** ]	CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT MARKED BY BRACKETS HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934 AS AMENDED.
Execution Copy
SETTLEMENT AGREEMENT
          This Settlement Agreement, dated as of July 23, 2010 (the “Effective Date”), is by and among Purdue Pharma L.P., a Delaware limited partnership (“Purdue”), King Pharmaceuticals, Inc., a Tennessee corporation (“KPI”), and Alpharma Inc., a Delaware corporation and a wholly-owned subsidiary of KPI (“Alpharma” and, together with KPI, “King”). Purdue and King are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
W I T N E S S E T H:
          WHEREAS, Purdue is the owner of United States patent number 6,696,088 (the “’088 Patent”) and United States patent number 7,658,939 (the “’939 Patent”);
          WHEREAS, Purdue and King are involved in litigation, Civil Action No. 1:08 -cv- 50, (the “Action”) in the United District Court for the Western District of Virginia (the “District Court”) concerning, inter alia, the validity and infringement by King of the ’088 Patent and the ’939 Patent resulting from King’s having obtained approval from the United States Food and Drug Administration (the “FDA”) for all dosage strengths of Embeda®, an extended release oral formulation of morphine (the “Embeda® Products”) through its submission of New Drug Application (“NDA”) No. 22-321 (collectively with all amendments and supplements thereto as of the Effective Date, the “King NDA”) and subsequently selling the Embeda® Products;
          WHEREAS, in the Action, King has sought a declaratory judgment that its Embeda® Products do not infringe the ’088 Patent or the ’939 Patent and that such patents are invalid, and Purdue has asserted counterclaims against King that the Embeda® Products infringe one or more claims of the ’088 Patent and the ’939 Patent, and the Parties now seek to resolve these claims and counterclaims without further litigation; and

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          NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:
          1. (a) On the Effective Date, in addition to this Settlement Agreement, Purdue and King are executing and delivering to each other the following documents:
                    (i) a Release by Purdue, in the form of Exhibit 1(a)(i) hereto (the “Purdue Release”); and
                    (ii) a Release by King, in the form of Exhibit 1(a)(ii) hereto (the “King Release”, and, together with the Purdue Release, the “Releases”).
               (b) Unless otherwise expressly set forth herein, as used herein, the term “Settlement Agreement” shall refer to this Settlement Agreement, and such Settlement Agreement, together with each of the Exhibits attached hereto, shall be referred to as the “Settlement Documents.” The definitions of the terms herein apply equally to the singular and plural of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), and (ii) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Settlement Agreement in its entirety and not to any particular provision hereof. For purposes of the Settlement Documents, “Affiliate” means, as to any Party, any person, firm, trust, partnership, corporation, company or other entity or combination thereof, which directly or indirectly controls, is controlled by or is under common control with such Party. The terms “control” and “controlled” mean ownership of fifty percent (50%) or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such person, firm, trust, partnership, corporation,

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company or other entity or combination thereof or the power to direct the management of such person, firm, trust, partnership, corporation, company or other entity or combination thereof.
          2. On the Effective Date, counsel for Purdue and counsel for King shall jointly inform the District Court of the execution of this Settlement Agreement and, immediately after Purdue’s receipt of the Settlement Payment, counsel for Purdue and counsel for King shall jointly file with the District Court a stipulation dismissing the Action with prejudice. Such stipulation of dismissal shall be in the form attached as Exhibit 2 hereto.
          3. Purdue covenants that neither it nor any of its Affiliates will sue, make, or assert against King, its Affiliates, successors in interest, suppliers, contractors, subcontractors, agents, wholesalers, retailers, customers, end users, manufacturers, or distributors (“King parties”) any Claim for patent infringement of the ´088 Patent, the ´939 Patent or any other United States patent owned by Purdue or any Purdue Affiliate, or for which Purdue or a Purdue Affiliate has the right to grant a license, including without limitation, those patents and applications listed in paragraph 5, that would be infringed, directly or indirectly, by one or more Embeda® Products (collectively, the “Purdue Patents”) with respect to the manufacture, use, sale, offer for sale or importation of the Embeda® Products (hereinafter, the “Covenant not to Sue”). This Covenant not to Sue shall not apply to any patent outside the United States, provided that Purdue shall obtain a limited covenant not to sue from its foreign Affiliates to permit King to manufacture Embeda® outside of the United States solely for sale in the United States. This Covenant not to Sue shall run with title to the Purdue Patents and shall bind any assignee or other person or entity who acquires an interest in any of the Purdue Patents through assignment, conveyance, grant or otherwise. Any assignment in any interest in any of the Purdue Patents shall be subject to the terms of this paragraph 3. Purdue shall defend, indemnify, and hold King harmless from and against any and all Claims arising from a breach of Purdue’s obligations in this paragraph 3. King shall defend, indemnify and hold Purdue and its Affiliates harmless from any and all claims arising in connection with King’s use of any Purdue Patent. King shall have no right to enforce any Purdue Patent. This Covenant not to Sue shall not extend beyond the Embeda® Products. As used herein, “Claim” means any claim, counterclaim, third party

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claim, demand, action or cause of action for patent infringement. Purdue and King acknowledge and agree that the execution of the Settlement Documents and the payment of the Settlement Payment and/or Royalties set forth in paragraph 4, shall not be construed as an express or implied admission of misconduct, responsibility, or liability whatsoever of either Party, and the Parties expressly and specifically deny all such admissions. Rather, it is acknowledged and agreed that the Settlement Documents have been entered into solely for the purpose of settling and compromising the Action and to avoid the expense and uncertainty of continued litigation. Without limiting the foregoing, no admission is made by King by execution of the Settlement Documents or by payment of the Settlement Payment and/or Royalties as to (i) the validity or enforceability of any Purdue Patent or of King’s alleged infringement thereof, or (ii) the appropriateness of any particular royalty or other payment.
          4. (a) No later than ten (10) business days after the execution of this Settlement Agreement, King will pay Purdue a one-time, non-refundable cash payment of [ *** ] United States dollars (US$ [ *** ]) (“Settlement Payment”) by wire transfer of immediately available funds to an account previously designated in writing by Purdue. In addition, King will pay Purdue a non-refundable royalty, quarterly in arrears at the end of each calendar quarter, equal to [ *** ] percent ([ *** ]) of the Net Sales of Embeda® Products during the applicable calendar quarter (the “Royalty”) during the Royalty Term (defined below). Such Royalty will begin to accrue commencing August 1, 2010 and the first payment shall be due with respect to the period commencing August 1, 2010 and ending on September 30, 2010 and quarterly thereafter. King shall pay such Royalty to Purdue by wire transfer in immediately available funds, to an account previously designated in writing by Purdue, within [ *** ] days following the end of each calendar quarter with respect to Net Sales during the immediately preceding calendar quarter. King shall pay interest on any and all amounts not paid when due hereunder at a rate equal to the lesser of (i) [ *** ] percent ([ *** ]) above the prime rate reported in The Wall Street Journal (Eastern Edition) on the date such Royalty was due, but not less than [ *** ] percent ([ *** ]), and (ii) the maximum permissible rate under the law. Such interest shall accrue from the date such payment was originally due.

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               (b) (i) The Royalty shall be payable for Net Sales made on or after August 1, 2010 until the earlier to occur of (A) the expiration of all of the following: the ’088 Patent; the ’939 Patent; and any patents claiming priority to United States patent application nos. 10/689,866 and 10/700,861 which issue before the later to expire of the ’088 Patent and the ’939 Patent and which would be infringed by the Embeda® Products, and (B) the date on which, following the entry of a judgment in another case or proceeding after the Effective Date, each and every asserted claim of all of the following: the ’088 Patent and the ’939 Patent covering the Embeda® Products; and any patents claiming priority to United States patent application nos. 10/689,866 and 10/700,861 which issue before the later to expire of the ’088 Patent and the ’939 Patent and which would be infringed by the Embeda® Products is held to be either (I) unenforceable or (II) invalid, or both; provided, however, that in the case of either clause (I) or (II) above, the mandate affirming the judgment in such other case or proceeding is issued by the United States Court of Appeals for the Federal Circuit following appeal of such judgment, or the time for appeal from that judgment has lapsed (the “Royalty Term”).
               (c) Each Royalty payment by King hereunder shall be accompanied by a royalty report from King certified by an appropriate financial officer of King which sets forth (i) the Net Sales derived from the sale of Embeda® Products, during the immediately preceding calendar quarter, and (ii) the amount of the Royalty payable with respect to such Net Sales. If Purdue disputes the Net Sales and/or Royalty amounts set forth in the royalty report, such dispute shall be resolved in accordance with Section 4(e).
               (d) “Net Sales” shall mean the gross amount invoiced by King, or any licensee, subcontractor or agent of King, for the sale of the Embeda® Products in the United States, less the following amounts directly attributable to Embeda® Products: (i) sales and excise taxes, value added taxes, and duties which fall due as a direct consequence of such sales and any other governmental charges imposed upon the importation, use or sale, but only to the extent that such taxes and duties are (A) actually included and itemized in the gross amounts invoiced to and specifically paid by the purchaser over and above the usual selling price, (B) not recovered or recoverable and (C) not income or franchise

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taxes or taxes in lieu thereof; (ii) trade, sales, trade show, quantity and cash discounts, promotional discounts (e.g., co-pay cards) and stocking allowances; (iii) credits to customers for purchaser returns, returned goods allowances, billing and shipping errors, recalls, rejected goods and damaged goods; (iv) price adjustments, including those on customer inventories following price changes; (v) allowances or credits to customers on account of withdrawal, recall, or return; (vi) rebates, and wholesaler chargebacks or similar credits or payments granted to customers pursuant to contract or otherwise (including any and all federal, state or local government rebates, discounts or chargebacks, including Medicaid and Medicare rebates); (vii) freight, shipment and insurance costs; and (viii) amounts paid pursuant to inventory management agreements. The amounts described in clauses (i) through (viii) above shall be accrued in accordance with United States generally accepted accounting principles consistently applied. Net Sales shall not include amounts invoiced for the supply, disposition or use of Embeda® Products in clinical or pre-clinical trials or as free samples (such samples to be in quantities common in the industry).
               (e) (i) Purdue shall have the right for a period of three years after receiving a royalty report, and at its expense, to engage Deloitte & Touche Financial Advisory Services LLP, an affiliate thereof, or another independent certified public accounting firm chosen by Purdue and reasonably acceptable to King (a “CPA Firm”), to inspect and audit the relevant records of King solely to verify the contents of the royalty report. King shall make its records available for inspection and audit upon reasonable advance written notice during regular business hours at such place or places where such records are customarily kept. Such inspection and audit right shall not be exercised more than once in any calendar year. The results of each inspection, if any, shall be provided to both Parties and shall be binding on all Parties unless King provides a written objection to the inspection and audit findings within thirty days of receipt thereof. In the event that any such inspection and audit shall conclude that the Royalty is understated by [ *** ] percent ([ *** ]) or more in any given calendar year, King shall pay the reasonable fees of the CPA Firm in respect of the inspection, and make any payments required to remedy the underpayment with interest as provided herein. Any dispute regarding the results of any inspection and audit shall be submitted to another independent certified public accounting firm acceptable to both

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Purdue and King. The decision of such firm will be binding on the Parties, and the Party with the least favorable outcome from such binding decision shall pay the fees and expenses of such firm.
                    (ii) Prior to any inspection and audit taking place, the independent certified public accounting firm shall enter into a confidentiality agreement reasonably acceptable to King with respect to the information to which they are given access.
          5. (a) King agrees that, except as provided in paragraphs 5(b), 5(c) and 5(d), it will not initiate, file, participate, finance, aid, raise a defense or assist in any action or proceeding before a court, agency, other tribunal or other governmental authority (except as required by court order, subpoena or law, or in defending any claim of infringement) that challenges the validity, patentability, priority of invention or other claim to priority or enforceability of the ’088 Patent, the ’939 Patent, any patents claiming priority to United States patent application nos. 10/689,866 and 10/700,861, or any of the following patents: U.S. Patent Nos. 6,277,384; 6,375,957; 6,475,494; 6,696,066; 7,172,767; 7,419,686; 6,228,863; and 6,627,635. The term “assist” shall mean to provide any third party with King’s analysis of any of the patents identified above in this paragraph 5(a) in furtherance of a validity challenge, provided that “assist” shall not include providing or disclosing such analysis pursuant to the requirement of a governmental or judicial agency, or in response to a subpoena or any discovery request made upon King, or if required by operation of law. Nothing in this paragraph or elsewhere in this Settlement Agreement shall preclude or prohibit any actions by King related to the prosecution of its patent applications. King will not provide to any third party any Purdue confidential information, or attorney work product relating to Purdue confidential information, except as required by statute, ordinance, regulations, court order or compulsory legal process, provided that King will request confidential treatment with respect to any confidential information or attorney work product disclosed pursuant hereto.
               (b) With respect to King sequestered antagonist products other than Embeda® Products, King will not be prohibited from taking any of the actions specified in paragraph 5(a)

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on or after the date on which King files an NDA for such sequestered-antagonist product other than an Embeda® Product.
               (c) King will not be prohibited from taking any of the actions specified in paragraph 5(a) if Purdue or any assignee or Affiliate of Purdue breaches its obligations under paragraph 3.
               (d) King will not be prohibited from taking any of the actions specified in paragraph 5(a) if Purdue or any of its Affiliates commences a patent infringement proceeding in the United States against King alleging infringement of any patent specified in paragraph 5(a).
          6. Purdue represents and warrants as of the Effective Date that (a) it has all necessary power and authority to execute and deliver the Settlement Documents and to perform its obligations thereunder, (b) the execution, delivery and performance of the Settlement Documents have been duly and validly authorized by it, (c) there is no other agreement, whether written or oral, among the Parties hereto with respect to the subject matter of the Settlement Documents other than as set forth herein and therein, (d) Purdue and/or one of its Affiliates owns the entire right, title and interest in and to the Purdue Patents, including without limitation, U.S. Patent Nos. 6,696,088; 7,658,939; 6,277,384; 6,375,957; 6,475,494; 6,696,066; 7,172,767; 7,419,686; 6,228,863; and 6,627,635; no other person or entity has any rights under the Purdue Patents, and neither Purdue nor any of its Affiliates has otherwise transferred or assigned any of its rights under the Purdue Patents; (e) Purdue and/or one of its Affiliates has the sole right to enforce the Purdue Patents; and (f) neither Purdue nor any of its Affiliates has transferred or assigned any of its rights or claims with respect to the Action to a third party. Upon execution and delivery of the Settlement Documents by Purdue, the Settlement Documents shall constitute the legal, valid and binding agreements of Purdue, enforceable against it in accordance with their respective terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally and other general equitable principles which may limit the right to obtain certain remedies.
          7. KPI and Alpharma represent and warrant as of the Effective Date that (a) each of them has all necessary power and authority to execute and deliver the Settlement Documents and to

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perform their obligations thereunder, (b) the execution, delivery and performance of the Settlement Documents have been duly and validly authorized by each of them, (c) there is no other agreement, whether written or oral, among the Parties hereto with respect to the subject matter of the Settlement Documents other than as set forth herein and therein, (d) KPI or Alpharma owns all right, title and interest in and to the King NDA, no other person or entity has any rights under the King NDA, and neither KPI nor Alpharma has otherwise transferred or assigned any of its rights under the King NDA subject to the lien of Credit Suisse AG as collateral agent pursuant to the Credit Agreement dated as of May 11, 2010, among KPI and the lenders named therein and (e) neither KPI nor Alpharma has transferred or assigned any of its rights or claims with respect to the Action. Upon execution and delivery of the Settlement Documents by KPI and Alpharma, the Settlement Documents shall constitute the legal, valid and binding agreements of each of them, enforceable against each of them in accordance with their respective terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally and other general equitable principles which may limit the right to obtain certain remedies.
          8. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS SETTLEMENT AGREEMENT, NEITHER PURDUE NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, INCLUDING WITH RESPECT TO THE PURDUE PATENTS OR ANY OTHER PATENT HELD BY PURDUE. FURTHERMORE, UNLESS EXPRESSLY STATED IN THIS SETTLEMENT AGREEMENT, NOTHING IN THIS SETTLEMENT AGREEMENT SHALL BE CONSTRUED AS A WARRANTY THAT ANY PATENT, THE PRACTICE OF ANY INVENTION CLAIMED IN ANY PATENT OR OTHER PROPRIETARY RIGHTS INCLUDED IN THE PURDUE PATENTS DO NOT, OR THE MAKING, HAVING MADE, USING, SELLING, OFFERING FOR SALE OR IMPORTING OF EMBEDA® PRODUCTS BY ANY PERSON DOES NOT, INFRINGE ANY PATENT RIGHTS OR

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OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. IT IS HEREBY AGREED AND ACKNOWLEDGED BY KING THAT PURDUE IS GIVING NO GUARANTEE OR WARRANTY, EXPRESS OR IMPLIED, TO KING IN RELATION TO THE SAFETY OR THERAPEUTIC EFFECTIVENESS OF THE EMBEDA® PRODUCTS OR THE VALIDITY OR ENFORCEABILITY OF ANY INTELLECTUAL PROPERTY RIGHTS. FURTHER, KING WILL NOT GIVE ANY SUCH GUARANTEE OR WARRANTY TO ANY THIRD PARTIES ON BEHALF OF PURDUE.
          9. Except as (a) required by statute, ordinance or regulation, including reporting requirements under the Securities Exchange Act of 1934, as amended, (b) required pursuant to compulsory legal process, (c) necessary for the exercise of the rights granted to the Parties under the Settlement Documents, or (d) expressly permitted under this paragraph 9, none of Purdue, King, or any of their respective Affiliates will publicly announce or otherwise disclose to any third party any of the terms of the Settlement Documents, without the prior written approval of the other Party, which prior written approval shall not be unreasonably withheld. Purdue acknowledges that King reasonably expects to disclose certain information about the Settlement Documents (i) pursuant to reporting requirements under the securities laws and regulations and (ii) to certain third parties to the extent necessary to demonstrate the rights granted to King hereunder. To the extent King determines to file this Settlement Agreement as part of its periodic reporting requirements, it will redact the Settlement Payment and Royalty and request confidential treatment from the SEC for such information. King will use commercially reasonable efforts to have such confidential treatment granted. Other than as provided in the immediately preceding two sentences, if either Party determines that it will be required to file the Settlement Documents to comply with legal or regulatory requirements, promptly after the giving of notice by such Party as contemplated above, the Parties will use commercially reasonable efforts to agree on those provisions of the Settlement Documents that the Parties will seek to have redacted as provided above. Notwithstanding anything to the contrary above, (i) Purdue may disclose the terms of the Settlement Documents to third parties in connection with patent litigation involving the ’088 Patent, the ’939 Patent or the other Purdue Patents or

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in connection with settlement discussions and agreements with alleged infringers of ’088 Patent, the ’939 Patent or the other Purdue Patents, subject to all such third parties keeping the terms of the Settlement Documents confidential, and (ii) each Party may disclose the terms of the Settlement Documents to its respective Affiliates, insurers, lenders, attorneys and accountants, subject to such Affiliates, insurers, lenders, attorneys and accountants being bound by confidentiality obligations.
          10. (a) The Settlement Documents are binding upon and shall inure to the benefit of each Party hereto, and each of their respective successors and permitted assigns. Except as provided in paragraph 10(b), King may not assign, transfer, license or otherwise convey any of its rights or obligations under the Settlement Documents without the prior written consent of Purdue, which consent may be withheld in the sole discretion of Purdue. Any assignment or attempted assignment of the rights hereunder by KPI or Alpharma in contravention of the provisions of this paragraph 10 shall be void and shall have no force or effect.
               (b) King may transfer or assign this Agreement, or any rights or obligations in this Agreement, to (i) a third party that acquires (x) all or substantially all of the assets of King, (y) the non-Embeda® sequestered antagonist products of King, or (z) the Embeda® Products, (ii) a third party that is the surviving third party in a merger with King, (iii) a corporate successor in interest of King, or (iv) an Affiliate of King; provided that in the case of an assignment permitted by clause (b)(i)(y) or (b)(iv), King shall remain subject to the terms and conditions of this Settlement Agreement.
               (c) Any party that becomes a transferee, assignee or successor in interest pursuant to paragraphs 10(a) or 10(b) except for 10(b)(i)(y) of this Settlement Agreement, or obtains any rights or obligations hereunder, as a result of any assignment or transfer, will thereby become subject to all obligations and other applicable terms and conditions of this Settlement Agreement and King will require that such party agree in writing to be bound by such obligations, terms and conditions to the same extent as King had been bound. Any party that becomes a transferee, assignee or successor in interest pursuant to paragraph 10(b)(i)(y) of this Settlement Agreement, or obtains any rights or obligations hereunder, as a result of such assignment or transfer, will thereby become subject to the applicable terms

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and conditions of this Settlement Agreement (other than paragraphs 21 and 22), and King will require that such party agree in writing to be bound by such obligations, terms and conditions to the same extent as King had been bound.
          11. The Settlement Documents set forth the entire agreement and understanding among the Parties hereto as to the subject matter hereof and supersede all other documents, oral consents or understandings, if any, made between Purdue and King (excluding any agreements or stipulations endorsed by court order) before the Effective Date with respect to the subject matter hereof. None of the terms of the Settlement Documents shall be amended or modified except in a writing signed by each of the Parties hereto. The Parties acknowledge that there have been a number of drafts of the Settlement Documents exchanged between them prior to the Parties’ agreement on the final version of the Settlement Documents which have been executed by them. The Parties expressly agree that these drafts have been superseded by the executed Settlement Documents and shall not be used in any dispute between the Parties as evidence with respect to interpreting the meaning of any provision of this Settlement Agreement.
          12. Any term or provision of the Settlement Documents which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be deemed reformed to the extent required to make such term or provision valid or enforceable in the manner most closely reflecting the Parties’ intentions as reflected in the Settlement Documents (provided that any such reformation can be achieved without material change to the economic value of the transactions contemplated by the Settlement Documents), and shall not render invalid or unenforceable the remaining terms and provisions of the Settlement Documents in such jurisdiction or in any other jurisdiction.
          13. This Settlement Agreement, and the rights and obligations created hereunder, shall be governed by and interpreted according to the substantive laws of the State of New York without regard to its choice of law or conflicts of law principles.
          14. Any notice required under this Settlement Agreement shall be in writing and shall be given (and shall be deemed to be duly given upon receipt) by delivery in person, by facsimile or

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by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Purdue:

Purdue Pharma L.P.
One Stamford Forum
201 Tresser Boulevard
Stamford, CT 06901-3431
Attention: General Counsel
Fax No.: (203) 588-6272

with a copy to:

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, NY 10112
Attention: Stuart D. Baker
Fax No.: (212) 489-7130

If to King:

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, TN 37620
Attention: General Counsel
Telephone: (423) 989-8000
Fax No.: (423) 990-2566

with copies to:

King Pharmaceuticals, Inc.
400 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey 08807
Attention: General Counsel
Telephone: (908) 429-6000
Fax No.: (908) 927-8430

Hunton & Williams, LLP
Attention: Thomas G. Slater
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Telephone (804) 788-8200
Fax No. (804) 788-8218
          15. A waiver by any Party of any term or condition of this Settlement Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for any other

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instance in the future (whether similar or dissimilar) or of any subsequent breach of this Settlement Agreement. All rights, remedies, undertakings, obligations and agreements contained in this Settlement Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of any of the Parties.
          16. Each of the Parties agrees that in executing the Settlement Documents and in accepting the consideration provided for herein, each of the Parties does so with full knowledge of any and all rights that each of the Parties may have with respect to the controversies herein compromised. Each of the Parties affirms that it is not relying and has not relied upon any representation or statement made by any of the other Parties with respect to the facts involved in said controversies or with regard to each of the Parties’ legal rights or asserted legal rights, except as set forth in paragraphs 6, 7 and 20 hereof. Each of the Parties hereby assumes the risk of any mistake of fact or legal right with regard to said controversies or with regard to any of the facts or legal rights that are now unknown to such Party, except with respect to any breach of paragraphs 6, 7 and 20 hereof.
          17. Each of the Parties agrees that it has received independent legal advice from its attorneys with respect to the rights and asserted rights arising out of the controversies between the Parties relating to the Action. Each of the Parties further agrees that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may have deemed necessary or desirable in connection with the subject matter of this Settlement Agreement, prior to the execution hereof.
          18. This Settlement Agreement may be executed in counterparts (including by facsimile or other electronic transmission), and each fully executed counterpart shall be deemed an original of this Settlement Agreement.
          19. Except for the rights, agreements and covenants specifically granted pursuant to the Settlement Documents, no other right, written or oral license, covenant not to sue, waiver or release of future infringement or other written or oral authorization is or has been granted or implied by the Settlement Documents. Furthermore, and for the avoidance of doubt, no activity by King with respect to the making, having made, using, offering to sell, selling, shipping, distributing or importing of any

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pharmaceutical product or ingredient other than an Embeda® Product, shall constitute an authorized sale under this Settlement Agreement.
          20. Purdue represents and warrants that it has no pending request for interference with respect to Alpharma’s U.S. patent application Serial No. 10/667,676 and related applications and covenants that it will not file any such request for so long as King does not challenge the validity or enforceability of the ’088 Patent or the ’939 Patent. Nothing in this paragraph or elsewhere in this Settlement Agreement shall preclude or prohibit any other actions by Purdue related to the prosecution of its patents.
          21. Each of Purdue and King agrees with respect to any future litigation involving the ’088 Patent or the ’939 Patent to be bound by, and will jointly request that the District Court adopt, the District Court’s June 22, 2010 findings in the Action with respect to the claim construction of certain terms used in the ’088 Patent and the ’939 Patent. Notwithstanding the foregoing, either Party may challenge such claim construction on an appeal from the District Court.
          22. Each of Purdue and King agrees that any future litigation between them with respect to the ’088 Patent and the ’939 Patent or any King sequestered-antagonist product will be brought in the [ *** ].
          23. King acknowledges that, as a result of this Settlement Agreement, there is no pending case or controversy between the Parties with respect to infringement of the ’088 Patent or the ’939 Patent by the Embeda® Products. King will not assert the fact of this Settlement Agreement or the existence of or settlement of the Action or the allegations included in paragraphs [ *** ] of the Complaint, paragraphs [ *** ] of the Amended Complaint and paragraphs [ *** ] of the Supplemental Complaint, in each case, filed in Civil Action 1:08-CV 00050 (U.S. District Court for the Western District of Virginia) in support of a claim [ *** ] in any future litigation between the Parties.

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Settlement Agreement Signature Page
          IN WITNESS WHEREOF, each of the Parties has caused this Settlement Agreement to be executed as of the Effective Date by its duly authorized officer or agent.

PURDUE PHARMA L.P. By: Purdue Pharma Inc., its general partner
By:	/s/ Edward B. Mahony
	Name:	EDWARD B. MAHONY
	Title:	EVP, CFO AND TREASURER

KING PHARMACEUTICALS, INC.
By:	/s/ Brian A. Markison
	Name:	Brian A. Markison
	Title:	President & Chief Executive Officer

ALPHARMA INC.
By:	/s/ James W. Elrod
	Name:	James W. Elrod
	Title:	General Counsel

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.